ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

BRANDYWINE BLUE FUND, INC.

        Pursuant to Section 2-605 of the Maryland General Corporation Law, Brandywine Blue Fund, Inc., a Maryland corporation (the “Company”), does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

        FIRST: The name of the Company is Brandywine Blue Fund, Inc.

        SECOND: The Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as an open-end management investment company.

        THIRD: The following amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended to date (the “Articles”), was approved by a majority of the entire Board of Directors of the Company: The name of the Company’s Class B Common Stock, par value $0.01 per share, is hereby redesignated from “Brandywine Advisors Fund” to “Brandywine Advisors Midcap Growth Fund”.

        FOURTH: The respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class B Common Stock, as set forth in Article IV of the Articles, remain unchanged.

        FIFTH: These Articles of Amendment shall become effective as of the time they are accepted by the Department for record.

        SIXTH: The Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Company.

        IN WITNESS WHEREOF, the undersigned officers of the Company who executed the foregoing Articles of Amendment hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties of perjury.

        Dated this 11th day of June, 2008.

BRANDYWINE BLUE FUND, INC.
By: /s/ William F. D'Alonzo
William F. D'Alonzo, President
Attest: /s/ Lynda J. Campbell
Lynda J. Campbell, Secretary